    As filed with the Securities and Exchange Commission on March 30, 2000
                                                      Registration No. 333-78547
                                                      Registration No. 333-89169
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                 FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                      FLYCAST COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

     DELAWARE                                                77-0431028
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

181 FREMONT STREET, SAN FRANCISCO, CALIFORNIA                94105
(Address of Principal Executive Offices)                    (Zip Code)


                            1997 STOCK OPTION PLAN
                            1999 STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                       1999 DIRECTORS' STOCK OPTION PLAN

                           (Full Title of the Plans)


                            ANDREW J. HAJDUCKY III
                         VICE PRESIDENT AND TREASURER
                      FLYCAST COMMUNICATIONS CORPORATION
                              181 FREMONT STREET
                        SAN FRANCISCO, CALIFORNIA 94105
                    (Name and Address of Agent for Service)

                                (415) 977-1000
         (Telephone Number, Including Area Code, of Agent for Service)


                                  Copies to:
                           WILLIAM WILLIAMS II, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810

                               EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8 (File No. 333-78547) and a Registration Statement on Form S-8 (File No. 333-89169) (collectively, the "Registration Statements"), Flycast Communications Corporation (the "Registrant") registered shares of its common stock, $.0001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's (i) 1997 Stock Option Plan,
(ii) 1999 Stock Option Plan, (iii) 1999 Employee Stock Purchase Plan and (iv) 1999 Directors' Stock Option Plan (collectively, the "Plans"). On January 13, 2000, the Registrant merged with a wholly owned subsidiary of CMGI, Inc. Therefore, this Post-Effective Amendment No. 1 to the Registration Statements is being filed pursuant to the Registrant's undertaking in each such Registration Statement on Form S-8, for the purpose of deregistering all shares of Registrant Common Stock which remain unissued under the Plans.

                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, The Commonwealth of Massachusetts on March 30, 2000.

                                       FLYCAST COMMUNICATIONS
                                       CORPORATION



                                       By: /s/ Andrew J. Hajducky III
                                           --------------------------
                                           Andrew J. Hajducky III
                                           Vice President and Treasurer


                                       3